UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2022

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, Legacy Housing Corporation (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Curtis D. Hodgson, Executive Chairman of the Company. The Employment Agreement supersedes and replaces the employment agreement between the Company and Mr. Hodgson, the term of which expired on December 31, 2021.

The Employment Agreement provides for a term that commences on January 1, 2022 and expires on June 16, 2024, unless earlier terminated (the “Employment Period”). Pursuant to the Employment Agreement, Mr. Hodgson will continue to serve in his current position with the Company, as set forth above, and will have duties, responsibilities, and authority that are customary to such position.

The Employment Agreement provides for Mr. Hodgson to receive a base salary of $200,000 per year and a signing bonus of 150,000 shares of restricted stock, which shall be vested upon grant. Mr. Hodgson is also eligible for an annual incentive bonus and equity awards. The annual inventive bonus will be determined by the Board but will not exceed 100% of Mr. Hodgson’s base salary. An equity award of 175,000 shares of the Company’s restricted stock will be granted if the Company’s stock price reaches and remains for a period of fifteen consecutive market days at a closing price of $36 per share. An additional equity award of 175,000 shares of the Company’s restricted stock will be granted if the Company’s stock price reaches and remains for a period of fifteen consecutive market days at a closing price of $48 per share. Mr. Hodgson is also entitled to receive such health, death, disability, and other insurance benefits, and to participate in such retirement and other plans, as are made available to other executive officers of the Company.

The Executive Employment Agreement contains certain customary non-competition, non-solicitation and confidentiality provisions.

The foregoing summary and description of the Employment Agreement are not and do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as exhibit 10.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective as of January 1, 2022 by and between Legacy Housing Corporation and Curtis D. Hodgson

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: January 6, 2022	By:	/s/ Kenneth Shipley
	Name:	Kenneth Shipley
	Title:	President and Chief Executive Officer